UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 26, 2014

Griffin-American Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 26, 2014, Griffin-American Healthcare REIT II, Inc. (the “Company”), as the sole general partner of the Company’s operating partnership, Griffin-American Healthcare REIT II Holdings, LP (the “Partnership”), entered into the Third Amendment to Agreement of Limited Partnership (the “Third LP Amendment”), which was acknowledged and agreed by Griffin-American Healthcare REIT Advisor, LLC (the “Advisor”). Thereafter, the Company, in its capacity as general partner, amended and restated the Agreement to Limited Partnership as of the same date (the “A&R LP Agreement”) to reflect the amendments set forth in that certain Amendment to Agreement of Limited Partnership, dated January 4, 2012, that certain Second Amendment to Agreement of Limited Partnership, dated September 11, 2013, and the Third LP Amendment.

The Third LP Amendment (the terms of which are reflected in the A&R LP Agreement) amended, among other things, certain provisions in the Agreement of Limited Partnership with respect to the calculation of certain distributions that are payable to the Advisor upon (i) a distribution of net sales proceeds (as determined by the Company in its sole discretion in its capacity as general partner), (ii) a listing of shares of the Company’s common stock on a national securities exchange (a “Listing Event”), (iii) a termination or expiration of the Advisor’s services pursuant to that certain advisory agreement entered into by and among the Advisor, the Partnership and the Company (the “Advisory Agreement”), and (iv) certain other liquidity events (including a Merger (as defined below)). The Third LP Amendment also provided for a distribution that would be payable to the Advisor upon a termination of the Advisory Agreement in connection with a merger or any other transaction of the Company or the Partnership with another entity where all of the stockholders of the Company receive cash and/or shares of such entity (or such entity’s affiliate’s) stock and/or other securities, in each case that are traded on a national securities exchange, in exchange for their shares of Company capital stock or Partnership interests (a “Merger”).

The material terms of the Third LP Amendment are as follows:

(i)
Net sales proceeds upon a sale of the Partnership Assets shall be distributed to the general partner and the limited partners of the Partnership (the “Partners”) as determined by the Company in its sole and absolute discretion in accordance with the respective percentage ownership of Partnership interests by the Partners as of the applicable determination date until the general partner and the limited partners (other than the initial limited partner) of the Partnership receive a return of their respective invested capital in the Partnership, plus an annual 8.0% cumulative, non-compounded return on such invested capital. Thereafter (A) 77.09% of 15% of any net sales proceeds shall be distributed to the Advisor, and (B) after deducting any fee paid or payable to the Company’s former advisor, 100% of the remaining net sales proceeds shall be distributed to the Partners as determined by the Company in its sole and absolute discretion in accordance with the respective percentage ownership of the Partnership interests by the Partners as of the applicable determination date.

(ii)
Upon a Listing Event, if the Advisor has not been terminated under the Advisory Agreement as of the date of the Listing Event, the Advisor shall be entitled to receive a distribution (a “Listing Amount”), which shall be paid within five (5) business days of the determination of the market value, in an amount equal to 77.09% of 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of the Company’s common stock, plus cumulative distributions made to the Partners (other than the initial limited partner) from the inception of the Partnership through the date of the Listing Event, exceeds (2) the sum of the aggregate invested capital of the Partners (other than in the initial limited partner) in the Partnership as of the date of the Listing Event, plus an annual 8.0% cumulative, non-compounded return on such invested capital from the inception of the Partnership through the date of the Listing Event.

(iii)
Upon a termination of the Advisory Agreement, if a Listing Event has not occurred, the Advisor shall be entitled to receive a distribution (a “Termination Amount”), which shall be paid in cash within five (5) business days of determination, in an amount equal to 77.09% of 15% of the amount, if any, by which (1) the appraised value of all of the Partnership’s assets as of the date of such termination, less any indebtedness or other liabilities required to be presented on a balance sheet in accordance with accounting principles generally accepted in the United States of America (“GAAP”) of the Company, the Partnership or their respective subsidiaries (without duplication) as of the date of such termination, plus cumulative distributions made to the Partners (other than the initial limited partner) from the inception of the Partnership through the date of such termination, exceeds (2) the sum of the aggregate invested capital of the Partners (other than the initial limited partner) in the Partnership as of such date, plus an annual 8.0% cumulative, non-compounded return on such invested capital from the inception of the Partnership through the date of such termination; provided, however, the Advisor may elect, within five (5) business days of the date of such termination, to forego such distribution of the Termination Amount and instead elect to receive a deferred termination amount (the “Deferred Termination Amount”), which, notwithstanding the other provisions herein to the contrary, shall exclude any new Partnership assets acquired and/or owned, directly or indirectly, by the Company or the Partnership (without duplication) after the date of such termination, other than any assets of the Partnership owned and/or acquired by the Company and/or the Partnership (directly or indirectly) from a period since the inception of the Partnership until the date of the termination of the Advisor and any assets for which the Advisor is entitled to an acquisition fee pursuant to the terms of the Advisory Agreement (collectively, the “Included Assets”). A Deferred Termination Amount, if any, shall be paid within five (5) business days of determination upon the first to occur of a Listing Event, a Merger or certain other liquidity events, in an amount equal to:

a.
if in connection with a Listing Event, 77.09% of 15% of the amount, if any, by which (1) the appraised value of the Included Assets as of the date of the Listing Event, minus any indebtedness or other liabilities required to be presented on a balance sheet in accordance with GAAP of the Company, the Partnership or their respective subsidiaries (without duplication) incurred in connection with such Included Assets (including allocable unsecured indebtedness) as of the date of the Listing Event, plus the cumulative distributions made to the Partners (other than the initial limited partner) with respect to the Partnership interests issued in connection with the acquisition of such Included Assets from the inception of the Partnership through the date of the Listing Event, exceeds (2) the sum of the aggregate invested capital of the Partners (other than the initial limited partner) in the Partnership as of the date of the Listing Event, plus an annual 8.0% cumulative, non-compounded return on such invested capital with respect to the Partnership interests issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Listing Event;

b.
if in connection with certain other liquidity events (other than a Merger), after the Partners (other than the initial limited partner) receive a return of their respective invested capital in the Partnership plus an annual 8.0% cumulative, non-compounded return on such invested capital, in each case as of the date of such liquidity event, (1) 77.09% of 15% of any net sales proceeds received from a sale of the Included Assets shall be distributed to the Advisor and (2) after deducting any fee paid or payable to the Company’s former advisor, 100% of the remaining net sales proceeds shall be distributed to the Partners as determined by the Company in its sole and absolute discretion in accordance with the respective percentage ownership of the Partnership interests by the Partners as of the applicable determination date; or

c.
if in connection with an other liquidity event involving a Merger, 77.09% of 15% of the amount, if any, by which (1) the appraised value of the Included Assets as of the Merger, minus any indebtedness or other liabilities of the Company, the Partnership or their respective subsidiaries (without duplication) incurred in connection with such Included Assets (including allocable unsecured indebtedness) as of the date of the Merger, plus the cumulative distributions made to the Partners (other than the initial limited partner) with the respect to the Partnership interests issued in connection with the acquisition of such Included Assets from the inception of the Partnership through the date of the Merger, exceeds (ii) the sum of the aggregate invested capital of the Partners (other than the initial limited partner) in the Partnership as of the date of the Merger, plus an annual 8.0% cumulative, non-compounded return on such invested capital with respect to the Partnership interests issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Merger.

(iv)
Upon the termination of the Advisory Agreement in connection with a Merger, the Advisor shall be entitled to receive a distribution (the “Merger Termination Amount”), which shall be paid in cash within five (5) business days of the closing date of the Merger, in an amount equal to 77.09% of 15% of the amount, if any, by which (1) the Implied Value of the Partnership Assets, plus the cash, cash equivalents, deposits, receivables and prepaid assets required to be presented on a balance sheet in accordance with GAAP of the Company, the Partnership or their respective subsidiaries (without duplication) as of the date of such Merger, minus any indebtedness or other liabilities required to be presented on a balance sheet in accordance with GAAP of the Company, the Partnership or their respective subsidiaries (without duplication) as of the date of such Merger (other than deferred tax liabilities and derivative liabilities not settled for cash), minus the amount of transaction or selling expenses (including, without limitation, any broker fees or commissions, closing costs, legal fees and other advisor expenses or costs) incurred by or on behalf of the Partnership in connection with such Merger as of the date of such Merger, plus the cumulative distributions paid by the Partnership in connection with the Partnership interests issued in connection with such Included Assets as of the date of such Merger, exceeds (2) the sum of the aggregate invested capital of the Partners (other than the initial limited partner) in the Partnership as of the date of the Merger, plus an annual 8.0% cumulative, non-compounded return on such invested capital with respect to the Partnership interests issued in connection with the acquisition of the Included Assets from the inception of the Partnership through the date of the Merger; provided, that the term “Implied Value of the

Partnership Assets” means the sum of (A) (i) the total number of shares of Company capital stock and, without duplication, Partnership interests that are capable by their terms of being exchanged for Company capital stock, in each case, outstanding immediately prior to a Merger, multiplied by (ii) the aggregate consideration paid per share of Company capital stock or Partnership interests in connection with a Merger, plus (B) any incentive distributions paid or payable to the Advisor or the Company’s former advisor in connection with a Merger, plus (C) any indebtedness or other liabilities required to be presented on a balance sheet in accordance with GAAP of the Company, the Partnership or their respective subsidiaries (without duplication) as of the date of a Merger (other than deferred tax liabilities and derivative liabilities not settled for cash), plus (D) the amount of transaction or selling expenses (including, without limitation, any broker fees or commissions, closing costs, legal fees and other advisor expenses or costs) incurred by or on behalf of the Partnership in connection with a Merger as of the date of a Merger, minus (E) the cash, cash equivalents, deposits, receivables and prepaid assets required to be presented on a balance sheet in accordance with GAAP of the Company, the Partnership or their respective subsidiaries (without duplication) as of the date of a Merger. Payment of the Merger Termination Amount shall be in lieu of any payments that might be due to the Advisor in connection with a termination of the Advisory Agreement (including a Termination Amount or a Deferred Termination Amount), a sale of any Partnership Assets or a Listing Event.

The foregoing description of the A&R LP Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the A&R LP Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the period ending June 30, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 1, 2014, the Company filed a Certificate of Correction to the Company’s Articles of Restatement (the “Charter”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in order to correct the wording of the definition of “Roll-Up Transaction” in the Charter. Specifically, the phrase “the Corporation” in clause (a) of the definition of “Roll-Up Transaction” has been corrected to be “the Roll-Up Entity.” The Certificate of Correction is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No. Description

3.1	Griffin-American Healthcare REIT II, Inc. Certificate of Correction to Second Articles of Amendment and Restatement*

*	Filed or furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

May 1, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Griffin-American Healthcare REIT II, Inc. Certificate of Correction to Second Articles of Amendment and Restatement